EXHIBIT 99.1

La-Z-Boy Incorporated Reports Solid First Quarter Results with Sales Up 3%;
First Quarter Operating Cash Flow Doubles to $52 Million

Fiscal 2025 First Quarter Highlights:
•Consolidated delivered sales of $496 million
–Up 3% versus prior year
•Wholesale segment sales increased 5% on growth to external customers
•Delivered sales and Non-GAAP(1) operating margin in line with guidance
•GAAP diluted EPS of $0.61
–Non-GAAP(1) diluted EPS of $0.62
•Generated $52 million in operating cash flow for the quarter

MONROE, Mich., August 20, 2024 -- La-Z-Boy Incorporated (NYSE: LZB), a global leader in the retail and manufacture of residential furniture, today reported first quarter results for the period ended July 27, 2024. For the quarter, sales totaled $496 million, an increase of 3% against the prior year comparable period. Operating margin was 6.5% for the quarter on a GAAP basis and 6.6% on a Non-GAAP(1) basis. Diluted earnings per share totaled $0.61 on a GAAP basis and $0.62 on a Non-GAAP(1) basis. Operating cash flow was $52 million, twice as high as last year's first quarter.

Written sales remained steady, with first quarter total written sales for the Retail segment (company-owned La-Z-Boy Furniture Galleries®) up 4% versus a year ago, and written same-store sales down 3% versus a year ago. Written same-store sales for the entire La-Z-Boy Furniture Galleries® network also decreased 3% versus the year ago period. Trends were strongest around the Memorial Day holiday and softened towards the end of the quarter. Written sales results outperformed the broader furniture and home furnishings industry for May and June, which was also down 3% for the quarter. Across the industry, the consumer continues to be challenged and to pull back spending outside of key holidays.

Melinda D. Whittington, President and Chief Executive Officer of La-Z-Boy Incorporated, said, “We continue to deliver positive results amidst a challenging macroeconomic backdrop. We were pleased to return to delivered sales growth in the quarter, led by our Wholesale segment, which benefited from higher delivered volume supported by Century Vision's channel expansion strategy. While the Retail business currently continues to wrestle with depressed traffic trends experienced across our industry, we again delivered strong execution. Conversion rates and design average ticket sales both improved again year-over-year and our in-store teams remain laser focused on providing the highest level of customer service and showcasing our industry leading product assortment. Over the past five years, our Retail business has grown at an impressive 7% compound annual sales growth. Our high quality offering of comfortable, custom furniture with quick delivery is resonating in a challenging marketplace. And while we expect industry fundamentals to be volatile for the foreseeable future, we remain confident in our ability to outperform the market and gain share longer term.”

Whittington added, “We remain committed to investing in our business for the long term, as we navigate the near-term headwinds in the furniture industry. As an iconic brand with a storied near 100-year history, we have the proven ability to adapt, with a strong balance sheet to support our strategy. Near-term market disruptions are likely to continue pressuring the fiscal year, but we are well positioned to disproportionately benefit when industry tailwinds re-emerge. With our Century Vision strategy, we are actively investing in growing our core Retail segment through strengthening in-store execution, opening new stores, and acquiring independent La-Z-Boy Furniture Galleries® stores when we are able, as we believe our vertically integrated model offers superior returns over the longer term. This will uniquely position us to continue to outperform the industry and grow share.”

Second Quarter Outlook:
Bob Lucian, Chief Financial Officer of La-Z-Boy Incorporated, said, “The overall macroeconomic and consumer spending environment remains challenging. Despite this, we delivered on our guidance and saw modest sales growth in line with our outlook. Looking forward, our industry will remain under pressure in the near term as the market contends with still high interest rates, muted housing turnover, and an uncertain economic and geopolitical environment. Considering these factors, we expect sales in the second quarter of fiscal 2025 to improve modestly versus the first quarter supported by seasonality. Further, we continue to invest in our Century Vision strategy and build the business for the long term. As such, we expect fiscal second quarter sales to be in the range of $495-515 million and Non-GAAP operating margin(2) to be in the range of 6-7%.”

Key Results:

(Unaudited, amounts in thousands, except per share data and percentages)	Quarter Ended
	7/27/2024	7/29/2023	Change
Sales	$495,532	$481,651	3%

GAAP operating income	32,370	34,526	(6)%
Non-GAAP operating income	32,764	33,751	(3)%

GAAP operating margin	6.5%	7.2%	(70) bps
Non-GAAP operating margin	6.6%	7.0%	(40) bps

GAAP net income attributable to La-Z-Boy Incorporated	26,159	27,479	(5)%
Non-GAAP net income attributable to La-Z-Boy Incorporated	26,453	26,945	(2)%

Diluted weighted average common shares	42,564	43,333

GAAP diluted earnings per share	$0.61	$0.63	(3)%
Non-GAAP diluted earnings per share	$0.62	$0.62	—%

Liquidity Measures:

	Quarter Ended			Quarter Ended
(Unaudited, amounts in thousands)	7/27/2024	7/29/2023	(Unaudited, amounts in thousands)	7/27/2024	7/29/2023
Free Cash Flow			Cash Returns to Shareholders
Operating cash flow	$52,318	$25,913	Share repurchases	$33,673	$10,007
Capital expenditures	(15,620)	(13,457)	Dividends	8,371	7,852
Free cash flow	$36,698	$12,456	Cash returns to shareholders	$42,044	$17,859

(Unaudited, amounts in thousands)	7/27/2024	7/29/2023
Cash and cash equivalents	$342,270	$336,434
Restricted cash	—	3,816
Total cash, cash equivalents and restricted cash	$342,270	$340,250

Fiscal 2025 First Quarter Results versus Fiscal 2024 First Quarter:
•Consolidated sales in the first quarter of Fiscal 2025 increased 3% to $496 million versus last year, primarily driven by higher delivered volume within our Wholesale segment

•Consolidated GAAP operating margin was 6.5% versus 7.2%
–Consolidated Non-GAAP(1) operating margin decreased 40 basis points to 6.6% versus 7.0%, due to reduced fixed cost leverage in Retail, partially offset by gross margin expansion
•GAAP diluted EPS decreased to $0.61 from $0.63 and Non-GAAP(1) diluted EPS totaled $0.62 versus $0.62 last year in the comparable period

Retail Segment:
•Sales:
–Written sales for the Retail segment (company-owned La-Z-Boy Furniture Galleries® stores) increased 4% with growth from acquired and new stores, more than offsetting lower same-store sales compared to the year ago period
▪Written same-store sales decreased 3%, driven by lower traffic and softer industry-wide demand, partially offset by strong execution that drove higher conversion rates
–Delivered sales decreased 3% to $202 million versus last year, as the prior year benefited from the delivery of residual backlog related to component shortages
•Operating Margin:
–GAAP operating margin and GAAP operating income was 10.2% and $21 million, versus 14.1% and $29 million, respectively
▪Non-GAAP(1) operating margin and Non-GAAP(1) operating income were 10.3% and $21 million, down 380 basis points and 29%, respectively, driven by fixed cost deleverage on lower delivered sales and fixed cost increases supporting our long-term strategy of growing our Retail business through new and acquired stores

Wholesale Segment:
•Sales:
–Sales increased 5% to $351 million, primarily due to higher delivered volume to our external customers, partially offset by lower intercompany sales to our Retail segment and lowered delivered volume in our casegoods business
•Operating Margin:
–GAAP operating margin was 6.8% versus 7.0%
▪Non-GAAP(1) operating margin increased to 6.9%, up 10 basis points from the year ago period driven by gross margin expansion primarily from lower input costs (reduced commodity prices, improved sourcing, and favorable duty expense) partially offset by channel mix related to higher non-La-Z-Boy Furniture Galleries® delivered sales

Corporate & Other:
•Joybird written sales increased 9% and delivered sales decreased 3% to $35 million
•Joybird operating performance again made meaningful progress against the prior comparable period as the brand focuses on balancing sales growth and profitability

Balance Sheet and Cash Flow, Fiscal 2025 First Quarter:
•Ended the quarter with $342 million in cash(3) and no external debt
•Generated $52 million in cash from operating activities versus $26 million in last year's first quarter
•Invested $16 million in capital expenditures, primarily related to La-Z-Boy Furniture Galleries® (new stores and remodels), and upgrades at our manufacturing facilities and market showrooms
•Returned approximately $42 million to shareholders, including $34 million in share repurchases and $8 million in dividends

Dividend:
On August 20, 2024, the Board of Directors declared a quarterly cash dividend of $0.20 per share on the common stock of the company. The dividend will be paid on September 16, 2024, to shareholders of record on September 5, 2024.

Conference Call:
La-Z-Boy will hold a conference call with the investment community on Wednesday, August 21, 2024, at 8:30 a.m. ET. The toll-free dial-in number is (888) 506-0062; international callers may use (973) 528-0011. Enter Participant Access Code: 598802.

The call will be webcast live, with corresponding slides, and archived on the internet. It will be available at https://lazboy.gcs-web.com/. A telephone replay will be available for a week following the call. This replay will be accessible to callers from the U.S. and Canada at (877) 481-4010 and to international callers at (919) 882-2331. Enter Replay Passcode: 51039. The webcast replay will be available for one year.

Investor Relations Contact:
Mark Becks, CFA, (734) 457-9538
mark.becks@la-z-boy.com

About La-Z-Boy:
La-Z-Boy Incorporated brings the transformational power of comfort to people, homes, and communities around the world - a mission that began when its founders invented the iconic recliner in 1927. Today, the company operates as a vertically integrated furniture retailer and manufacturer, committed to uncompromising quality and compassion for its consumers.

The Retail segment consists of 188 company-owned La-Z-Boy Furniture Galleries® stores, and is part of a broader network of over 350 La-Z-Boy Furniture Galleries® that, with La-Z-Boy.com, serve customers nationwide. Joybird®, an e-commerce retailer and manufacturer of modern upholstered furniture, has 12 stores in the U.S. In the Wholesale segment, La-Z-Boy manufactures comfortable, custom furniture for its Furniture Galleries® and a variety of retail channels, England Furniture Co. offers custom upholstered furniture, and casegoods brands Kincaid®, American Drew®, and Hammary® provide pieces that make every room feel like home. To learn more, please visit: https://www.la-z-boy.com/.

Notes:
(1)Non-GAAP amounts for the first quarter of fiscal 2025 exclude:
•purchase accounting charges related to acquisitions completed in prior periods totaling $0.4 million pre-tax, or $0.01 per diluted share, all included in operating income

Non-GAAP amounts for the first quarter of fiscal 2024 exclude:
•a $1.0 million pre-tax, or $0.02 per diluted share, gain related to the closure of the Torreón, MX facility, primarily reflecting the termination of the associated lease
•purchase accounting charges related to acquisitions completed in prior periods totaling $0.3 million pre-tax, or $0.01 per diluted share, with $0.3 million included in operating income and a de minimis amount included in interest expense

(2)This reference to Non-GAAP operating margin for a future period is a Non-GAAP financial measure. We have not provided a reconciliation of Non-GAAP operating margin for future periods in this press release because such reconciliation cannot be provided without unreasonable efforts.

Please refer to the accompanying “Reconciliation of GAAP to Non-GAAP Financial Measures” and “Reconciliation of GAAP to Non-GAAP Financial Measures: Segment Information” for detailed information on calculating the Non-GAAP financial measures used in this press release and a reconciliation to the most directly comparable GAAP measure.

(3)Cash includes cash, cash equivalents and restricted cash.

Cautionary Note Regarding Forward-Looking Statements:
This news release contains “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. Generally, forward-looking statements include information concerning expectations, projections or trends relating to our results of operations, financial results, financial condition, strategic initiatives and plans, expenses, dividends, share repurchases, liquidity, use of cash and cash requirements, borrowing capacity, investments, future economic performance, and our business and industry.

The forward-looking statements in this press release are based on certain assumptions and currently available information and are subject to various risks and uncertainties, many of which are unforeseeable and beyond our control. Additional risks and uncertainties that we do not presently know about or that we currently consider to be immaterial may also affect our business operations and financial results. Our actual future results and trends may differ materially depending on a variety of factors, including, but not limited to, the risks and uncertainties discussed in our Fiscal 2024 Annual Report on Form 10-K and other factors identified in our reports filed with the Securities and Exchange Commission (the “SEC”), available on the SEC’s website at www.sec.gov. Given these risks and uncertainties, you should not rely on forward-looking statements as a prediction of actual results. We are including this cautionary note to make applicable and take advantage of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 for forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or for any other reason.

Non-GAAP Financial Measures:
In addition to the financial measures prepared in accordance with accounting principles generally accepted in the United States (“GAAP”), this press release also includes Non-GAAP financial measures. Management uses these Non-GAAP financial measures when assessing our ongoing performance. This press release contains references to Non-GAAP operating income (on a consolidated basis and by segment), Non-GAAP operating margin (on a consolidated basis and by segment), and Non-GAAP net income attributable to La-Z-Boy Incorporated per diluted share, Non-GAAP diluted earnings per share (and components thereof, including Non-GAAP income before income taxes and Non-GAAP net income attributable to La-Z-Boy Incorporated), each of which may exclude, as applicable, supply chain optimization charges and purchase accounting charges. The supply chain optimization charges include a lease termination gain and costs related to the relocation of equipment and inventory resulting from the closure of our Torreón manufacturing facility (previously disclosed as Mexico optimization). The purchase accounting charges include the amortization of intangible assets, incremental expense upon the sale of inventory acquired at fair value, and fair value adjustments of future cash payments recorded as interest expense. These Non-GAAP financial measures are not meant to be considered superior to or a substitute for La-Z-Boy Incorporated’s results of operations prepared in accordance with GAAP and may not be comparable to similarly titled measures reported by other companies. Reconciliations of such Non-GAAP financial measures to the most directly comparable GAAP financial measures are set forth in the accompanying tables.

Management believes that presenting certain Non-GAAP financial measures will help investors understand the long-term profitability trends of our business and compare our profitability to prior and future periods and to our peers. Management excludes purchase accounting charges because the amount and timing of such charges are significantly impacted by the timing, size, number and nature of the acquisitions consummated and the success with which we operate the businesses acquired. While the company has a history of acquisition activity, it does not acquire businesses on a predictable cycle, and the impact of purchase accounting charges is unique to each acquisition and can vary significantly from acquisition to acquisition. Similarly, supply chain optimization charges are dependent on the timing, size, number and nature of the operations being closed, consolidated or centralized, and the charges may not be incurred on a predictable cycle. Management believes that exclusion of these items facilitates more consistent comparisons of the company’s operating results over time. Where applicable, the accompanying “Reconciliation of GAAP to Non-GAAP Financial Measures” tables present the excluded items net of tax calculated using the effective tax rate from operations for the period in which the adjustment is presented.

# # #

LA-Z-BOY INCORPORATED
CONSOLIDATED STATEMENT OF INCOME

	Quarter Ended
(Unaudited, amounts in thousands, except per share data)	7/27/2024	7/29/2023
Sales	$495,532	$481,651
Cost of sales	282,189	275,923
Gross profit	213,343	205,728
Selling, general and administrative expense	180,973	171,202
Operating income	32,370	34,526
Interest expense	(210)	(122)
Interest income	4,424	3,056
Other income (expense), net	(618)	556
Income before income taxes	35,966	38,016
Income tax expense	9,162	10,090
Net income	26,804	27,926
Net (income) attributable to noncontrolling interests	(645)	(447)
Net income attributable to La-Z-Boy Incorporated	$26,159	$27,479

Basic weighted average common shares	42,052	43,239
Basic net income attributable to La-Z-Boy Incorporated per share	$0.62	$0.64

Diluted weighted average common shares	42,564	43,333
Diluted net income attributable to La-Z-Boy Incorporated per share	$0.61	$0.63

LA-Z-BOY INCORPORATED
CONSOLIDATED BALANCE SHEET

(Unaudited, amounts in thousands, except par value)	7/27/2024	4/27/2024
Current assets
Cash and equivalents	$342,270	$341,098
Receivables, net of allowance of $5,181 at 7/27/2024 and $5,076 at 4/27/2024	121,047	139,213
Inventories, net	271,790	263,237
Other current assets	99,268	93,260
Total current assets	834,375	836,808
Property, plant and equipment, net	298,781	298,224
Goodwill	220,109	214,453
Other intangible assets, net	48,684	47,251
Deferred income taxes – long-term	8,969	10,283
Right of use lease assets	448,834	446,466
Other long-term assets, net	57,863	59,957
Total assets	$1,917,615	$1,913,442

Current liabilities
Accounts payable	$94,165	$96,486
Lease liabilities, short-term	77,247	77,027
Accrued expenses and other current liabilities	268,530	263,768
Total current liabilities	439,942	437,281
Lease liabilities, long-term	407,009	404,724
Other long-term liabilities	60,188	58,077
Shareholders' equity
Preferred shares – 5,000 authorized; none issued	—	—
Common shares, $1.00 par value – 150,000 authorized; 42,015 outstanding at 7/27/2024 and 42,440 outstanding at 4/27/2024	42,015	42,440
Capital in excess of par value	371,421	368,485
Retained earnings	590,308	598,009
Accumulated other comprehensive loss	(4,535)	(5,870)
Total La-Z-Boy Incorporated shareholders' equity	999,209	1,003,064
Noncontrolling interests	11,267	10,296
Total equity	1,010,476	1,013,360
Total liabilities and equity	$1,917,615	$1,913,442

LA-Z-BOY INCORPORATED
CONSOLIDATED STATEMENT OF CASH FLOWS

	Quarter Ended
(Unaudited, amounts in thousands)	7/27/2024	7/29/2023
Cash flows from operating activities
Net income	$26,804	$27,926
Adjustments to reconcile net income to cash provided by operating activities
(Gain)/loss on disposal and impairment of assets	(117)	113
(Gain)/loss on sale of investments	(80)	307
Provision for doubtful accounts	91	(405)
Depreciation and amortization	12,147	10,211
Amortization of right-of-use lease assets	22,722	17,265
Lease impairment/(settlement)	—	(1,175)
Equity-based compensation expense	3,175	2,526
Change in deferred taxes	1,999	602
Change in receivables	17,783	14,769
Change in inventories	(6,912)	9,271
Change in other assets	(6,668)	(2,820)
Change in payables	952	(8,565)
Change in lease liabilities	(23,306)	(17,882)
Change in other liabilities	3,728	(26,230)
Net cash provided by operating activities	52,318	25,913

Cash flows from investing activities
Proceeds from disposals of assets	158	4,031
Capital expenditures	(15,620)	(13,457)
Purchases of investments	(2,813)	(11,407)
Proceeds from sales of investments	7,879	12,404
Acquisitions	(6,797)	(4,250)
Net cash used for investing activities	(17,193)	(12,679)

Cash flows from financing activities
Payments on finance lease liabilities	(145)	(67)
Stock issued for stock and employee benefit plans, net of shares withheld for taxes	7,874	(1,978)
Repurchases of common stock	(33,673)	(10,007)
Dividends paid to shareholders	(8,371)	(7,852)
Net cash used for financing activities	(34,315)	(19,904)

Effect of exchange rate changes on cash and equivalents	362	242
Change in cash, cash equivalents and restricted cash	1,172	(6,428)
Cash, cash equivalents and restricted cash at beginning of period	341,098	346,678
Cash, cash equivalents and restricted cash at end of period	$342,270	$340,250

Supplemental disclosure of non-cash investing activities
Capital expenditures included in payables	$2,583	$7,188

LA-Z-BOY INCORPORATED
SEGMENT INFORMATION

	Quarter Ended
(Unaudited, amounts in thousands)	7/27/2024	7/29/2023
Sales
Wholesale segment:
Sales to external customers	$256,020	$236,251
Intersegment sales	94,880	97,224
Wholesale segment sales	350,900	333,475

Retail segment sales	202,370	208,243

Corporate and Other:
Sales to external customers	37,142	37,157
Intersegment sales	1,566	2,904
Corporate and Other sales	38,708	40,061

Eliminations	(96,446)	(100,128)
Consolidated sales	$495,532	$481,651

Operating Income (Loss)
Wholesale segment	$23,999	$23,503
Retail segment	20,649	29,264
Corporate and Other	(12,278)	(18,241)
Consolidated operating income	$32,370	$34,526

LA-Z-BOY INCORPORATED
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

	Quarter Ended
(Amounts in thousands, except per share data)	7/27/2024	7/29/2023
GAAP gross profit	$213,343	$205,728
Purchase accounting charges (1)	140	—
Supply chain optimization charges (2)	—	146
Non-GAAP gross profit	$213,483	$205,874

GAAP SG&A	$180,973	$171,202
Purchase accounting charges (3)	(254)	(254)
Supply chain optimization (charges)/gain (4)	—	1,175
Non-GAAP SG&A	$180,719	$172,123

GAAP operating income	$32,370	$34,526
Purchase accounting charges	394	254
Supply chain optimization charges	—	(1,029)
Non-GAAP operating income	$32,764	$33,751

GAAP income before income taxes	$35,966	$38,016
Purchase accounting charges recorded as part of gross profit, SG&A, and interest expense	394	302
Supply chain optimization charges	—	(1,029)
Non-GAAP income before income taxes	$36,360	$37,289

GAAP net income attributable to La-Z-Boy Incorporated	$26,159	$27,479
Purchase accounting charges recorded as part of gross profit, SG&A, and interest expense	394	302
Tax effect of purchase accounting	(100)	(80)
Supply chain optimization charges	—	(1,029)
Tax effect of supply chain optimization	—	273
Non-GAAP net income attributable to La-Z-Boy Incorporated	$26,453	$26,945

GAAP net income attributable to La-Z-Boy Incorporated per diluted share ("Diluted EPS")	$0.61	$0.63
Purchase accounting charges, net of tax, per share	0.01	0.01
Supply chain optimization charges, net of tax, per share	—	(0.02)
Non-GAAP net income attributable to La-Z-Boy Incorporated per diluted share ("Diluted EPS")	$0.62	$0.62
(1)Includes incremental expense upon the sale of inventory acquired at fair value.
(2)Fiscal 2024 includes costs to relocate equipment and inventory related to the closure our manufacturing facility in Torreón, Mexico.
(3)Includes amortization of intangible assets.
(4)Fiscal 2024 includes a gain related to the settlement of the Torreón, Mexico lease obligation on previously impaired assets.

LA-Z-BOY INCORPORATED
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
SEGMENT INFORMATION

	Quarter Ended
(Amounts in thousands)	7/27/2024	% of sales	7/29/2023	% of sales
GAAP operating income (loss)
Wholesale segment	$23,999	6.8%	$23,503	7.0%
Retail segment	20,649	10.2%	29,264	14.1%
Corporate and Other	(12,278)	N/M	(18,241)	N/M
Consolidated GAAP operating income	$32,370	6.5%	$34,526	7.2%

Non-GAAP items affecting operating income
Wholesale segment	$55		$(974)
Retail segment	140		—
Corporate and Other	199		199
Consolidated Non-GAAP items affecting operating income	$394		$(775)

Non-GAAP operating income (loss)
Wholesale segment	$24,054	6.9%	$22,529	6.8%
Retail segment	20,789	10.3%	29,264	14.1%
Corporate and Other	(12,079)	N/M	(18,042)	N/M
Consolidated Non-GAAP operating income	$32,764	6.6%	$33,751	7.0%

N/M - Not Meaningful